UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015

CYTORI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Callan Road San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 458-0900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 5, 2015, Cytori Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement with certain institutional investors (the “Purchase Agreement”) pursuant to which the Company agreed to sell up to $25,000,000 of units, with each unit consisting of one share of its common stock (the “Shares”) and one warrant to purchase one share of its common stock (the “Warrants”) at a purchase price of $0.77 per unit (the “Units”), in a registered direct offering (the “Offering”). Each Warrant will have an initial exercise price of $1.02 per share, will be exercisable six months after the date of issuance and will expire five years from the date it becomes exercisable. The Shares and the Warrants are immediately separable and will be issued separately. The Offering is expected to take place in two separate closings.

Mizuho Securities USA Inc., Roth Capital Partners, LLC, Maxim Group, LLC and WBB Securities, LLC (collectively, the “Placement Agents”) acted as the Company’s placement agents for the Offering pursuant to a placement agency agreement entered into with the Company on May 5, 2015 (the “Placement Agency Agreement”). Under the Placement Agency Agreement, the Company agreed to pay the Placement Agents an aggregate fee equal to 7% of the gross proceeds of the Offering. The Placement Agency Agreement contains customary representations, warranties, and indemnification by the Company.

The Company expects to complete the initial closing (the “Initial Closing”) in the Offering on or about May 8, 2015, subject to the satisfaction of customary closing conditions, in which the Company expects to raise approximately $17.5 million, net of the placement agency fee and other estimated offering expenses, from the sale of the units.

Pursuant to the terms of the Purchase Agreement, subject to the Company’s receipt of any required stockholder approval pursuant to the rules of the Nasdaq Stock Market and the restructure of the Company’s outstanding debt under the Company’s loan agreement, the Company expects to complete a second closing (the “Second Closing”), in which the Company will offer additional Units having an aggregate offering price of approximately $5.6 million. For those purchasers whose purchase of the Units in the Second Closing would result in their beneficially owning in excess of 9.99% of the shares (the “Blocked Shares”) of the Company’s common stock outstanding immediately after giving effect to such Second Closing, in lieu of issuing the Blocked Shares to such purchaser at the Second Closing, we will issue to such purchaser at the Second Closing a Unit consisting of pre-paid warrant and one warrant to purchase one share of common stock (the “Pre-Paid Unit”). The purchase price for each Second Closing Unit and Pre-Paid Unit shall equal 90% of the quotient of the sum of the dollar volume-weighted average price for the Common Stock during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg (the “VWAP”) as of each trading day during the five consecutive trading day period ending and including the trading day ended immediately prior to the date of the Second Closing, divided by five, but in no event greater than $0.77 per Unit.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-195846), which was declared effective by the Securities and Exchange Commission on May 22, 2014. The Company, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, will file with the Securities and Exchange Commission a prospectus supplement relating to the Offering. The legal opinion, including the related consent, of DLA Piper LLP (US) is filed as Exhibit 5.1 to this Current Report.

Each warrant included in a Unit will be exercisable for one share of our common stock, and the Warrants issued in the Initial Closing will be exercisable six months after the date of issuance and will expire five years from the date it first becomes exercisable. The warrants included in the Units to be issued in the Initial Closing will have an exercise price of $1.02 per share. The warrants included in the Units to be issued in the Second Closing will be immediately exercisable and have an exercise price equal to 120% of the quotient of the sum of the VWAP for the Common Stock as of each trading day during the five consecutive trading day period ending and including the trading day ended immediately prior to the date of the Second Closing, divided by five, but in no event greater than $0.77 per share. In connection with the Second Closing, we may also issue Pre-Paid Warrants in lieu of issuing the Blocked Shares, which warrants will be immediately exercisable and would have an exercise price equal to 90% of the quotient of the sum of the VWAP for the Common Stock as of each trading day during the five consecutive trading day period ending and including the trading day ended immediately prior to the date of the Second Closing, divided by five, but in no event greater than $0.77 per share.

The Purchase Agreement also contains customary representations and warranties by the Company.

The foregoing is only a summary of the material terms of the Purchase Agreement, the Warrants and the Placement Agency Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. The foregoing description is qualified in its entirety by reference to the Purchase Agreement, the forms of Warrants and the Placement Agency Agreement, which are filed as Exhibits 10.1, 4.1, 4.2, 4.3 and 10.2, respectively, to this Current Report and incorporated herein by reference.

In addition, on May 5, 2015, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 hereto. This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including in its annual report on Form 10-K for the year ended December 31, 2014.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Initial Warrant to Purchase Common Stock

4.2	Form of Additional Warrant to Purchase Common Stock

4.3	Form of Pre-Funded Warrant to Purchase Common Stock

5.1	Opinion of DLA Piper LLP (US)

10.1	Form of Securities Purchase Agreement, dated May 5, 2015, by and among Cytori Therapeutics, Inc. and the investors named therein

10.2	Placement Agency Agreement, dated May 5, 2015, by and between Cytori Therapeutics, Inc. and Mizuho Securities USA Inc.

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

99.1	Press Release, dated May 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

May 5, 2015	By:	/s/ Marc H. Hedrick
Name: Marc H. Hedrick
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Initial Warrant to Purchase Common Stock

4.2	Form of Additional Warrant to Purchase Common Stock

4.3	Form of Pre-Funded Warrant to Purchase Common Stock

5.1	Opinion of DLA Piper LLP (US)

10.1	Form of Securities Purchase Agreement, dated May 5, 2015, by and among Cytori Therapeutics, Inc. and the investors named therein

10.2	Placement Agency Agreement, dated May 5, 2015, by and between Cytori Therapeutics, Inc. and Mizuho Securities USA Inc.

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

99.1	Press Release, dated May 5, 2015